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                             BELL, BOYD & LLOYD LLC
                     -------------------------------------
       70 West Madison Street, Suite 3100 . Chicago, Illinois 60602-4207
                        312.372.1121 . Fax 312.827.8000



                                  May 23, 2005

         As counsel for Nuveen Equity Premium Advantage Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 333-123449 and 811-21731) on April 25, 2005.

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                    Very truly yours,

                                                    /s/ Bell, Boyd & Lloyd LLC


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                              chicago . washington